EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Annual Report on Form 10-K (No. 0-27494) of Silverstar Holdings Limited of our report October 13, 2000, except for Note 2 as to which the date is February 20, 2001, relating to the financial statemetns, which appears in the Annual Report to Shareholders, which is incorporated to this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
West London
September 30, 2002